Exhibit 5.6

CONSENT OF MARTIN DUPUIS

I, Martin Dupuis, P. Geo, former Manager of Technical Services for Gammon Gold Inc. (the “Company”) hereby consent to the reliance in this Registration Statement on Form F-10 of the Company on the technical information and exploration information in respect of the Ocampo property, prepared by me, contained in the Company’s annual information form dated March 25, 2009 and the Company’s material change report dated July 15, 2009.

October 7, 2009	By:	/s/ Martin Dupuis
Name: Martin Dupuis